UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

GigCapital9 Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43074	98-1894186
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Rd., Suite 200
Palo Alto, CA 94303	94303
(650) 276-7040	(Zip Code)

(650) 276-7040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right to receive one-fifth of one Class A ordinary share	GIXXU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value	GIX	The Nasdaq Stock Market LLC
Rights, one right to receive one-fifth of one Class A ordinary share, each five rights entitling the holder thereof to receive one Class A ordinary share upon the consummation of a business combination	GIXXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Compensation

On February 5, 2026, the Board of Directors (the “Board”) of GigCapital9 Corp., a Cayman Islands exempted company (the “Company”) approved the payment by the Company of advisory fees in connection with certain activities on its behalf, such as identifying and investigating potential business targets and business combinations as well as pertaining to board committee service and administrative and analytical services. These advisory fees will be paid quarterly, and include payments to Dr. Avi S. Katz, the Chief Executive Officer. The quarterly amounts approved are as follows:

	Quarterly compensation prior to signing a definitive agreement with a defined business combination target	Quarterly compensation following the signing of a definitive agreement with a defined business combination target
Dr. Avi S. Katz	$4,000	$6,000
Dr. Raluca Dinu	$4,000	$6,000
Admiral (Ret.) David Ben-Bashat	$4,000	$6,000
Raanan I. Horowitz	$4,000	$6,000
Ambassador Adrian Zuckerman	$4,000	$6,000
Bryan Timm	$4,000	$6,000
Luis Machuca	$4,000	$6,000
Maj. General (Ret.) Avi Mizrachi	$4,000	$6,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGCAPITAL9 CORP.

Dated: February 9, 2026	By:	/s/ Dr. Avi S. Katz
Dr. Avi S. Katz
Chief Executive Officer